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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: May 15, 2002


                             YOUNG BROADCASTING INC.
             (Exact name of Registrant as specified in its charter)


        Delaware                   0-25042                        13-3339681
(State of incorporation)    (Commission File No.)      (IRS Employer Identification No.)

                              599 Lexington Avenue
                            New York, New York 10022
                    (Address of principal executive offices)


                  Registrant's telephone number: (212) 754-7070

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Item 2.   Acquisition or Disposition of Assets

On February 12, 2002, Young Broadcasting Inc. (the "Company") and its wholly owned subsidiaries Young Broadcasting of Los Angeles, Inc. ("YBLA") and Fidelity Television, Inc. ("Fidelity") entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with CBS Broadcasting Inc. ("Purchaser") pursuant to which YBLA and Fidelity agreed to sell to Purchaser all of the assets of KCAL-TV in Los Angeles (the "KCAL Assets") for an aggregate cash purchase price of $650 million, subject to adjustment. On May 15, 2002, the sale of the KCAL Assets to Purchaser was completed. The purchase price is subject to certain post-closing adjustments and reimbursements that will be determined in accordance with the terms of the Asset Purchase Agreement. A copy of the press release dated May 15, 2002 issued by the Company announcing the completion of the sale is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing is a summary of the transactions provided for in the Asset Purchase Agreement. It is not intended to be complete and is qualified by reference to the Asset Purchase Agreement.

Upon completion of the sale, the Company repaid in full all indebtedness then outstanding under its senior credit facilities. The remaining net proceeds, after closing costs and estimated taxes, will be available to repay outstanding indebtedness.

Item 7.   Financial Statements and Exhibits.

(a)  Financial Statements - None

(b) Pro Forma Financial Information - The pro forma information relating to the transaction described in Item 2 of this report has been previously reported in
(i) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 and (ii) Amendment No. 1 to the Company's Registration Statement on Form S-4, Registration No. 333-81878, under the Securities Act of 1933, filed with the Commission on May 20, 2002.

(c)  Exhibits:

 Exhibit No.     Description
 -----------     -----------

   10.1 Asset Purchase Agreement dated as of February 12, 2002 among CBS Broadcasting Inc., Young Broadcasting Inc., Young Broadcasting of Los Angeles Inc. and Fidelity Television, Inc. (filed as an Exhibit to the Company's Current Report on Form 8-K dated March 8, 2002 and incorporated herein by reference).

   99.1          Press Release dated May 15, 2002


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               Young Broadcasting Inc.


Date: May 23, 2002                             By: /s/ James A. Morgan
                                                  ---------------------------
                                                  James A. Morgan
                                                  Executive Vice President